SECRETARY OF STATE
BUSINESS INFORMATION AND SERVICES
SUITE 315, WEST TOWER                           DOCKET NUMBER : 970210232
2 MARTIN LUTHER KING JR. DR.                    CONTROL NUMBER: 0702307
ATLANTA, GEORGIA 30334-1530                     EFFECTIVE DATE: 01/08/1997
                                                REFERENCE     : 0086
                                                PRINT DATE    : 01/21/1997
                                                FORM NUMBER   : 115


HEYMAN & SIZEMORE
NEAL H. RAY
229 PEACHTREE ST/2300 INTERNATIONAL TWR
ATLANTA GA 30303-1608


                CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION


I, the Secretary of the State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that the articles of incorporation of


                       GRAY COMMUNICATIONS SYSTEMS, INC.
                          A DOMESTIC PROFIT CORPORATION


have been duly restated and amended by the filing of articles of restatement in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of restatement.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.


                                          /s/ Lewis A. Massey
                                             ------------------------
                                              LEWIS A. MASSEY
                                              SECRETARY OF STATE

[SEAL]

                          ARTICLES OF RESTATEMENT
                                    OF
                     GRAY COMMUNICATIONS SYSTEMS, INC.


    The provisions hereof constitute the Articles of Restatement of Gray Communications Systems, Inc. (the "Corporation"). The Corporation was incorporated on January 25, 1897 and its charter number is 0702307. The Restated Articles of Incorporation of the Corporation shall be as follows:


                                  1.

    The name of the Corporation is Gray Communications Systems, Inc.

                                  2.

    The object of said Corporation shall be pecuniary gain and profit.

                                  3.

    (a) The general nature of the business to be engaged in by the Corporation shall be to publish a daily and weekly newspaper, to do a general publishing and printing business, to buy and sell paper and all types of stationery, and to acquire, own, lease, rent and operate television and radio broadcasting stations and community antenna cable television systems and other forms of communication services, utilizing any and all types of transmission facilities. The Corporation shall further have the right to apply for, receive and hold all licenses that may be necessary or required from any licensing agency, federal, state, local or foreign; to do any and all things incident to the operation of such facilities, including, but not limited to, contracting for transmission of programs and entering into such other contracts as the Board of Directors of the Corporation may from time to time deem proper and expedient. Further, the Corporation shall have the right of buying, taking, exchanging, leasing and otherwise acquiring real and personal property, and any interest or right therein, including the right to hold, own, operate, control, maintain, manage, develop, construct, alter and promote both real property, personal property, securities and evidences of indebtedness, including the right to sell, exchange, or hypothecate all forms of real and personal property, chattels, rights, choses in action, mortgages, bonds, and securities of all kinds and wherever located.

    (b) Without in any way limiting the foregoing, petitioner desires that said Corporation be vested with all the rights, powers, and privileges now or hereafter given to do any and all things which may be needful or proper in the operation of the above described business, and that said Corporation have all the powers enumerated in Sections 9 and 10 of the Act of the General Assembly of Georgia approved January 28, 1938 (Georgia Laws 1937-38,
Ex. Sess., page 214), and codified as Sections 22-1827 and 22-1828 of the Code of Georgia Annotated, and such powers as are now, or may be hereafter, given by law.

    (c) Without in any way limiting the above enumerating powers, the Corporation shall have the power to guarantee, become surety upon, or endorse the contracts or obligations of other corporations, firms, or individuals; including the right to become a purely accommodation guaranty, endorser or surety upon the contracts or obligations of any other corporation, firm or individual, and the further power to buy, sell, trade or purchase the contracts, negotiable instruments or obligations of any other corporation, firm or individual, or any part thereof; all of the foregoing powers to be granted this Corporation regardless of the fact that this Corporation may or may not have the direct interest in the subject matter of such contracts, negotiable instruments or obligations.

                                      4.

         The total number of shares of all classes which the Corporation shall have authority to issue is 50,000,000 shares of Class A Common Stock, no par value ("Class A Common Stock"); 15,000,000 shares of Class B Common Stock, no par value ("Class B Common Stock"); and 20,000,000 shares of Preferred Stock ("Preferred Stock").

         The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification, and terms and conditions of redemptions of the shares of each class of stock are as follows:

                              PREFERRED STOCK

       The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series.

      The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of shares of any particular series of Preferred Stock and, if and to the extent from time to time as required by law, by filing articles of amendment which are effective without Shareholder action to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of holders of the Class A Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

         (a) the annual dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

         (b) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

         (c) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

         (d) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices of the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (e) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

         (f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

         (g) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

         The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.


                               SERIES A PREFERRED STOCK

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred stock shall be 1,000.

         Section 2. RANK. All Series A Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (i) on a parity with the Series B Preferred Stock, no par value, of the Corporation, now or hereafter issued and (ii) senior to the Class A Common Stock, no par value (the "Class A Common Stock"), of the Corporation and the Class B Common Stock, no par value (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the corporation now or hereafter issued.

         Section 3. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $800.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest form the date of original issuance and shall be payable in cash quarterly on March 31, June
30, September 30 and December 31 of each year commencing December 31, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 50 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of dividends payable per share of Series A Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or capital stock of the Corporation ranking junior as to dividends to the Series A Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on, and except for the use of Common Stock to pay for the exercise of stock options pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment.

     If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series A Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series A Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series A Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series A Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and the Parity Dividend Stock bear to each other.

     Any reference to "distribution" contained in this Section 3 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

     Section 4. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, without interest, and a sum equal to $10,000.00 per share (the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that the holders of Series A Preferred Stock shall be entitled to such payment only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series A Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of the Series A Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property will be considered a liquidation, dissolution, or winding up of the Corporation.

     Section 5. REDEMPTION AT OPTION OF THE CORPORATION. The Corporation at its option, may redeem at any time all, or from time to time a portion, of the Series A Preferred Stock on any date set by the Board of Directors, at the redemption price of $10,000.00 per share, plus an amount per share equal to all dividends on the Series A Preferred Stock accrued and unpaid on such share, pro rata to the date fixed for redemption (the "Redemption Price"). The Redemption Price shall be payable in cash or, at the option of the Corporation as long as the Class A Common Stock is registered pursuant to the Securities Exchange Act of 1934, in the number of shares (rounded up to the nearest whole share) of Class A Common Stock equal to the amount determined by dividing the Redemption Price by the Average Market Price. The "Average

Market Price" shall mean the average of the last reported sales prices regular way of the Class A Common Stock on each day of the 10-day period preceding the date fixed for redemption or, in case no sale takes place on any such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System, or, if not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Class A Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Class A Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

     In case of the redemption of less than all of the then outstanding Series A Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series A Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all Series A Preferred Stock then outstanding shall have been paid.

     Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price and the form of payment, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series A Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accrue on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds or shares of Class A Common Stock necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. Any monies or shares of Class A Common Stock deposited by the Corporation pursuant to the foregoing provision and unclaimed at the end of one year from the date fixed for redemption shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series A Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof. Shares of Series A Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of Series A Preferred Stock.

     Section 6. NO SINKING FUND. The shares of Series A Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

     Section 7. VOTING RIGHTS. The holders of Series A Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on the Series A Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an amount equal to at least six quarterly dividends, (whether or not consecutive), the holders of the Series A Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for and elect two additional directors. Such right of the holders of Series A Preferred Stock to vote for the election of such two directors may be exercised at an annual meeting or at any special meeting called for such purposes as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of Series A Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence). So long as such right to vote continues, the Secretary of the Corporation may call, and upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors, as provided herein. Such meeting shall be held not less than 45 nor more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of shareholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of shareholders or any special meeting in lieu thereof, provided that at such annual meeting appropriate provisions are made to allow the holders of the Series A
Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series A Preferred Stock entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Corporation shall be increased by two, and the holders of Series A Preferred Stock shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment.) In case of any vacancy occurring among the directors so elected by the holders of Series A Preferred Stock, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of Series A Preferred Stock. If both directors so elected by the holders of Series A Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Series A Preferred Stock then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

     Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, the Corporation shall not authorize, create, or issue any shares of any other class or series of capital stock ranking senior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation.

     The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, will be required for any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Preferred Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any other capital Stock of the Corporation ranking senior to, on a parity with, or junior to the Series A Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

     Section 8. OUTSTANDING SHARES. For purposes hereof all shares of Series A Preferred Stock shall be deemed outstanding except that, from the date fixed for redemption pursuant to Section 5 hereof, all shares of Series A Preferred Stock which have been so called for redemption under Section 5, if funds or shares necessary for the redemption of such shares are available, shall not be deemed to be outstanding.

                              SERIES B PREFERRED STOCK

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock"), and the number of shares constituting the Series B Preferred Stock shall be 2,500 and if and to the extent further shares are needed in order to pay dividends in shares of Series B Preferred Stock as provided for in Section 3 hereof, the Board of Directors of the Corporation will authorize additional shares of Series B Preferred Stock so that at all times, so long as Series B Preferred Stock is outstanding, there will be a sufficient number of Series B Preferred Stock authorized and reserved to pay dividends as provided for in
Section 3 hereof in shares of Series B Preferred Stock for the next succeeding four quarters.

     Section 2. RANK. All Series B Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (i) on a parity with the Series A Preferred Stock, no par value, of the Corporation, now or hereafter issued and (ii) senior to the Class A Common Stock, no par value (the "Class A Common Stock"), of the Corporation and the Class B Common Stock, no par value (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the Corporation now or hereafter issued.

     Section 3. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $600.00 per annum per share, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable at the

Corporation's option in cash, or in additional shares (whether whole or fractional) of Series B Preferred Stock valued, for the purpose of determining the number of shares (or fraction thereof) of such Series B Preferred Stock to be issued at the value of $10,000 per whole share, quarterly on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 50 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of dividends payable per share of Series B Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or capital stock of the Corporation ranking junior as to dividends to the Series B Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on, and except for the use of Common Stock to pay for the exercise of stock options pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment.

     If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series B Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B

Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred Stock and the Parity Dividend Stock bear to each other.

     Any reference to "distribution" contained in this Section 3 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

     Section 4. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B

Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, without interest, and a sum equal to $10,000.00 per share (the "Liquidation Preference") and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that the holders of Series B Preferred Stock shall be entitled to such payment only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of the Series B Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property will be considered a liquidation, dissolution, or winding up of the Corporation.

     Section 5. REDEMPTION AT OPTION OF THE CORPORATION. The Corporation at its option, may redeem at any time all, or from time to time a portion, of the Series B Preferred Stock on any date set by the Board of Directors, at a redemption price of $10,000 per share plus an amount per share equal to all dividends on the Series B Preferred Stock accrued and unpaid on such share, pro rata to the date fixed for redemption (the "Redemption Price"). The Redemption Price shall be payable in cash or, at the option of the Corporation as long as the Class A Common Stock is registered pursuant to the Securities Exchange Act of 1934, in the number of shares (rounded up to the nearest whole share) of Class A Common Stock equal to the amount determined by dividing the Redemption Price by the Average Market Price. The "Average Market Price" shall mean the average of the last reported sales prices regular way of the Class A Common Stock on each day of the 10-day period preceding the date fixed for redemption or, in case no sale takes place on any such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System, or, if not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Class A Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Class A Common Stock on such day as determined in good faith by the Board of

Directors.  Such determination by the Board of Directors shall be conclusive.

     In case of the redemption of less than all of the then outstanding Series B Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series B Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all Series B Preferred Stock then outstanding shall have been paid.

     Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price and the form of payment, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series B Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on or after the redemption date, dividends will cease to accrue on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds or shares of Class A Common Stock necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. Any monies or shares of Class A Common Stock deposited by the Corporation pursuant to the foregoing provision and unclaimed at the end of one year from the date fixed for redemption shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof. Shares of Series B Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of Series B Preferred Stock.

     Section 6. NO SINKING FUND. The shares of Series B Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

     Section 7. VOTING RIGHTS. The holders of Series B Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on the Series B Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an amount equal to at least six quarterly dividends, (whether or not consecutive), the holders of the Series B Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for and elect two additional directors. Such right of the holders of Series B Preferred Stock to vote for the election of such two directors may be exercised at an annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of Series B Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence). So long as such right to vote continues, the Secretary of the Corporation may call, and upon the written request of the holders of record of 10% of the outstanding shares of Series B Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors, as provided herein. Such meeting shall be held not less than 45 nor more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of shareholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of shareholders or any special meeting in lieu thereof, provided that at such annual meeting appropriate provisions are made to allow the holders of the Series B Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series B Preferred Stock entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Corporation shall be increased by two, and the holders of Series B Preferred Stock shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment.) In case of any vacancy occurring among the directors so elected by the holders of Series B
Preferred Stock, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of Series B Preferred Stock. If both directors so elected by the holders of Series B Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Series B Preferred Stock then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

     Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, the Corporation shall not authorize, create, or issue any shares of any other class or series of capital stock ranking senior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation.

     The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required for any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Preferred Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any other capital stock of the Corporation ranking senior to, on a parity with, or junior to the Series B Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

     Section 8. OUTSTANDING SHARES. For purposes hereof all shares of Series B Preferred Stock shall be deemed outstanding except that, from the date fixed for redemption pursuant to Section 5 hereof, all shares of Series B Preferred Stock which have been so called for redemption under Section 5, if funds or shares necessary for the redemption of such shares are available, shall not be deemed to be outstanding.

                                   COMMON STOCK

     The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be as follows:

     (a) VOTING. Holders of Class A Common Stock are entitled to ten (10) votes per share. Holders of Class B Common Stock are entitled to one (1) vote per share. All actions submitted to a vote of shareholders are voted on by holders of Class A and Class B Common Stock voting together as a single class, except as otherwise provided herein or by law.

     (b) DIVIDENDS AND OTHER DISTRIBUTIONS. Holders of Class A Common Stock and holders of Class B Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors out of funds legally available therefor. Each share of Class A Common Stock and each share of Class B Common Stock shall have identical rights with respect to dividends and distributions (including distributions in connection with any recapitalization, and upon liquidation, dissolution or winding up, either partial or complete, of the Corporation).

(c) CLASS B RIGHTS.

      (1) If, after the date the Articles of Amendment adding this provision to the Articles are filed with the Secretary of State of Georgia (the "Effective Date"), any person or group acquires beneficial ownership of 100% of the then issued and outstanding shares of Class A Common Stock (such acquisition making such person or group a "Significant Shareholder"), and such person or group does not immediately after such acquisition beneficially own an equal percentage of the then issued and outstanding Class B Common Stock, such Significant Shareholder must, within a 90-day period beginning the day after becoming a Significant Shareholder, commence a public tender offer in compliance with all applicable laws and regulations to acquire additional shares of Class B Common Stock (a "Class B Protection Transaction") as provided in this subsection (c) of the section entitled "Common Stock" of this Article 4.

      (2) In a Class B Protection Transaction, the Significant Shareholder must offer to acquire from all the other holders of the Class B Common Stock all of the issued and outstanding shares of Class B Common Stock beneficially owned by them. The Significant Shareholder must acquire all shares validly tendered.

      (3) The offer price for any shares of Class B Common Stock required to be purchased by a Significant Shareholder pursuant to a Class B Protection Transaction shall be the greater of (i) the highest price per share paid by the Significant Shareholder for any share of Class A Common Stock or Class B Common Stock (whichever is higher) in the six-month period ending on the date such person or group became a Significant Shareholder and (ii) the highest closing price of a share of Class A Common Stock or Class B Common Stock (whichever is higher) on The New York Stock Exchange (or such other quotation system or securities exchange constituting the principal trading market for either class of Common Stock) during the 30 calendar days preceding the date such person or group became a Significant Shareholder. If the Significant Shareholder has acquired Class A Common Stock or Class B Common Stock in the six-month period ending on the date such person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per share of Class A Common Stock or Class B Common Stock shall be as determined in good faith by the Board of Directors.

      (4) The requirement to engage in a Class B Protection Transaction is satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares for which tender was sought in the required offer.

      (5) If a Significant Shareholder fails to make an offer required by this such section (c) of the section entitled "Common Stock" of this Article 4, or to purchase shares validly tendered and not withdrawn, such Significant Shareholder shall not be entitled to vote any shares of Class A Common Stock beneficially owned by such Significant Shareholder and acquired by such Significant Shareholder after the Effective Date that exceeded such Significant Shareholder's comparable percentage of Class B Common Stock unless and until such requirements are complied with or unless and until all shares of Class A Common Stock which would require an offer to be made are no longer owned by such Significant Shareholder. To the extent that the voting power of any shares of Class A Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose under these Articles of Incorporation or the Georgia Business Corporation Code.

      (6) All calculations with respect to percentage ownership of issued and outstanding shares of either class of Common Stock will be based upon the numbers of issued and outstanding shares reported by the Corporation on the last filed of (i) the Corporation's most recent Annual Report on Form 10-K,
(ii) its most recent definitive proxy statement, (iii) its most recent Quarterly Report on Form 10-Q , or (iv) if any, its most recent Current Report on Form 8-K.

      (7) For purposes of this subsection (c) of the section entitled "Common Stock" of this Article 4, the term "person" means a natural person, company, government, or political subdivision, agency or instrumentality of a government, or other entity. The terms "beneficial ownership" and "group" have the same meanings as used in Regulation 13D promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to the following qualifications: (i) relationships by blood or marriage between or among any persons will not constitute any of such persons a member of a group with any other such persons, absent affirmative attributes of concerted action; (ii) any person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares of Common Stock where such beneficial ownership exists solely by virtue of such person's status as a trustee (or similar position) with respect to shares of Common Stock held by plans or trusts for the general benefit of employees or retirees of the Corporation, and actions taken or agreed to be taken by him in such official capacity or in any other official capacity will not be deemed to constitute such a person a member of a group with any other person; and (iii) formation of a group will not be deemed to be an acquisition by the group (or any member thereof) of beneficial ownership of any shares of Class A Common Stock then owned by a group member and acquired by such member from the Corporation, by operation of law, by will or the laws of descent or distribution, by charitable contribution or gift, or by foreclosure of a bona fide loan. Furthermore, for the purposes of calculating the number of shares of Class B Common Stock beneficially owned by such shareholder or group: (a) shares of Class B Common Stock acquired by gift shall be deemed to be beneficially owned by such shareholder or member of such group only if such gift is made in good faith and not for the purposes of circumventing the Class B Rights; (b) only shares of Class B Common Stock owned of record by such shareholder or member of such group, or held by others as nominees of such shareholder or member and identified as such to the Corporation, shall be deemed to be beneficially owned by such shareholder or group (provided that shares with respect to which such shareholder or member has sole investment and voting power shall be deemed to be beneficially owned thereby); and (c) only shares of Class B Common Stock acquired by such shareholder or member of such group for an "equitable price" shall be treated as being beneficially owned by such shareholder or group. An "equitable price" will be deemed to have been paid only when shares of Class B Common Stock have been acquired at a price at least equal to the greater of (i) the highest price per share paid by the Significant Shareholder in cash or in non-cash consideration for any shares of Class A Common Stock or Class B Common Stock (whichever is higher) in the six-month period ending on the date such person or group became a Significant Shareholder and (ii) the highest closing price of a share of Class A Common Stock or Class B Common Stock (whichever is higher) on The New York Stock Exchange (or such other quotation system or securities exchange constituting the principal trading market for either class of Common Stock) during the 30 calendar days preceding the date such person or group became a Significant Shareholder with the value of any non-cash consideration in either case being determined by the Board of Directors acting in good faith.

     (d) PREEMPTIVE RIGHTS. The holders of the Class A Common Stock and Class B Common Stock do not have preemptive rights enabling them to subscribe for or receive shares of any class of stock of the Corporation or any other securities convertible into shares of any class of stock of the Corporation.

     (e) MERGER AND CONSOLIDATION. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), or a statutory share exchange involving the Common Stock, the holders of Class B Common Stock shall be entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by any holder of the Class A Common Stock in such merger or consolidation.

     (f) SUBDIVISION OF SHARES. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided, or combined.

     (g) POWER TO SELL AND PURCHASE SHARES. The Board of Directors shall have the power to cause the Corporation to issue and sell all of any part of any class of stock herein or hereafter authorized to such persons, firms, associations, or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Board of Directors shall have the power to cause the Corporation to purchase any class of stock herein or hereafter authorized from such persons, firms, associations, or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

     (h) AMENDMENTS. In addition to any other vote provided for by law, by these Articles or the By-Laws of the Corporation or by the Board of Directors, the affirmative vote of at least a majority of the vote cast by the holder of shares of Class B Common Stock, voting as a separate group, at any meeting of shareholders shall be required to amend, alter, or repeal any provision of Article 4(c).

                                      5.

     The location of the principal office of the Corporation shall be in Dougherty County, Georgia, but the Corporation shall have the privilege of establishing branch offices and places of business both within and without the State of Georgia.

                                      6.

     The bylaws of the Corporation shall be adopted by the stockholders and such bylaws shall provide for the officers of the Corporation, the manner of their selection and such other rules appropriate to bylaws which have as their purpose the control and management of the Corporation, including provisions whereby the bylaws may be amended.

                                  7.

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this Paragraph 7 shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment nor repeal of this Paragraph 7 nor the adoption of any provision of these Articles of Incorporation inconsistent with the Paragraph 7 shall eliminate or reduce the effect of this Paragraph 9 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.


                                  8.

     The Corporation may acquire its own shares and any such shares that are reacquired shall become treasury shares.

     IN WITNESS WHEREOF, Gray Communications Systems, Inc. has caused these Articles of Restatement to be executed by its duly authorized officer this 2nd day of January, 1997.


                                             GRAY COMMUNICATIONS SYSTEMS, INC.


                                             By: /s/ J. Mack Robinson
                                                --------------------------------
                                                J. Mack Robinson, President




ATTEST:


By: /s/ Robert A. Beizer
   ---------------------------
   Robert A. Beizer, Secretary